Exhibit (d)(3)

HIGHLY CONFIDENTIAL

FORM OF PRIVATE PLACEMENT AGREEMENT

CONFIDENTIAL

TPG SPECIALTY LENDING, INC.

SHARES OF COMMON STOCK

Shares of common stock, par value $0.01 (the “Shares”), of TPG Specialty Lending, Inc. (the “Company”) are being offered to our existing investors, with the closing of the purchase to be concurrent with the Company’s contemplated initial public offering, subject to the terms and conditions set forth in this private placement agreement.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Shares will be offered and sold under the exemption provided by Section 4(a)(2) of the 1933 Act, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made.

The distribution of this private placement agreement and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This private placement agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized.

HIGHLY CONFIDENTIAL

TPG Specialty Lending, Inc.

(A Delaware Corporation)

PRIVATE PLACEMENT AGREEMENT

ARTICLE I

SECTION 1.01. Private Placement.

(a) Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this private placement agreement (this “Agreement”), the undersigned (the “Purchaser”) agrees to purchase shares of common stock (“Shares”) of TPG Specialty Lending, Inc. (the “Company”) on the terms and conditions set forth herein. The Company expects to enter into separate private placement agreements with the same Purchase Price (as defined herein) and substantially the same terms and conditions as this Agreement (the “Other Private Placement Agreements” and, together with this Agreement, the “Private Placement Agreements”) with other purchasers (the “Other Purchasers,” and together with the Purchaser, the “Purchasers”), providing for the sale of Shares to the Other Purchasers. This Agreement and the Other Private Placement Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Purchasers are to be separate sales.

(b) Subject to the terms and conditions hereof, on the date of the Closing (as defined herein), the Company will sell to Purchaser, and Purchaser will purchase from the Company, at a purchase price per Share (the “Purchase Price”) equal to the public offering price to be set forth in the final prospectus (the “Final Prospectus”) contained in the Company’s Registration Statement on Form N-2 (File No. 333-193986) (as it may be amended from time to time and together with exhibits thereto, the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Company’s initial public offering (the “IPO”), a number of Shares equal to an amount, determined by the Company in its sole discretion, not to exceed the amount set forth on the signature page hereto under the heading “Subscription Amount” (the “Allocation Amount”), divided by the Purchase Price (subject to adjustment by the Company to eliminate fractional shares). The Company shall notify the Purchaser of the Allocation Amount five (5) business days prior to the date of the Closing. The Purchase Price for the Shares will be paid by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to the Purchaser at least one (1) business day prior to the date of the Closing.

(c) If a Qualified IPO has not occurred by May 1, 2014, this Agreement will terminate and the Purchaser and the Company will be released from all obligations hereunder, subject to the survival provisions of Section 7.15 herein. A “Qualified IPO” means an initial public offering of the Company’s common stock that results in an unaffiliated public float of at least $75 million.

SECTION 1.02. Closings; Delivery.

(a) The purchase and sale of the Shares hereunder will take place remotely via the exchange of documents and signature pages, concurrently with the closing of the IPO, or at such other time and place upon which the Company and Purchaser may agree, and will be subject to the satisfaction of all of the conditions set forth in Articles V and VI hereof (the “Closing”).

(b) At the Closing, the Company will deliver, against payment of the full Purchase Price for the Shares by wire transfer, irrevocable instructions to State Street Bank and Trust Company (the “Transfer Agent”) instructing the Transfer Agent to establish and credit a restricted book entry at such Transfer Agent evidencing the Shares in a segregated account established by the Transfer Agent for the Purchaser’s benefit and registered in the name of the Purchaser.

ARTICLE II

SECTION 2.01. Purchaser Representations, Warranties and Covenants. The Purchaser hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) This Agreement has been duly authorized, executed and delivered by the Purchaser and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b) The Purchaser is acquiring the Shares for the Purchaser’s own account as principal for investment and not with a view to the distribution or sale thereof.

(c) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is and will be capable of evaluating the merits and risks of the prospective investment in the Shares.

(d) The Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(e) (i) The Purchaser understands that the offering and sale of the Shares will not be registered under the 1933 Act and are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any applicable non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any applicable non-U.S. jurisdictions, which depend upon, among other things, the accuracy of the Purchaser’s representations set forth in this Agreement. The Purchaser acknowledges that any Shares purchased by the Purchaser are restricted securities within the meaning of Rule 144 under the 1933 Act and agrees that any Shares purchased may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a

“Transfer”) unless the Shares are subsequently registered or an exemption from registration is available. The Purchaser may not Transfer the Shares in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Purchaser understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Purchaser represents and warrants that it is an Accredited Investor.

(ii) The Purchaser understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Purchaser, including, without limitation, the legal requirements of jurisdictions in which the Purchaser is resident and in which such acquisition is being consummated.

(iii) The Purchaser agrees that the book entry with the Transfer Agent evidencing the Shares initially will be restricted. The Purchaser understands and agrees that the restricted book-entry account or any certificates evidencing its Shares, any securities issued in respect thereof or exchange therefor will bear a legend in the following forms (in addition to any other legend required under applicable law):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A LOCK-UP AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT AND EXCEPT AS OTHERWISE PROVIDED THEREIN, THESE SHARES MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE SPECIFIED IN SUCH LOCK-UP AGREEMENT, AND SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES TO THE EXTENT PROVIDED THEREIN.”

The Purchaser covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws. In connection with any Transfer of Shares other than pursuant to an effective registration statement or to the Company, or any Transfer of Purchased Shares pursuant to Rule 144, the Company may require the transferor to provide the

Company with an opinion of legal counsel selected by the transferor to the effect that such Transfer does not require registration under the 1933 Act, provided that such opinion is in form and substance, and such counsel, is reasonably acceptable to the Company.

(f) The Purchaser (i) is not registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) has not elected to be regulated as a business development company under the 1940 Act. In the event that the Purchaser relies on the exemption from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or Section 3(c)(7) and would hold more than 3% of the outstanding Shares following the purchase and sale of Shares contemplated hereunder, the Purchaser agrees that so long as it holds more than 3% of the outstanding Shares, the Purchaser (A) shall not hold any “investment security” (as defined in the 1940 Act) other than the Shares and (B) shall seek instructions from its security holders with regard to the voting of all proxies with respect to the Shares and shall vote such proxies only in accordance with such instructions pursuant to the requirements of Section 12(d)(1)(E) of the 1940 Act.

(g) The Purchaser understands, acknowledges and agrees that the Shares acquired hereunder will be subject to the restrictions on Transfer set forth in the lock-up agreement entered into by the Purchaser at the request of the underwriters in connection with the IPO.

(h) If the Purchaser is a corporation, partnership, trust or other entity, it was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company.

(i) The Purchaser agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act, the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), U.S. state securities laws and the laws of any non-U.S. jurisdictions as the Company may reasonably request (including, but not limited to, the Purchaser Suitability Questionnaire) in order to ensure compliance with such laws and the availability of any exemption thereunder.

(j) The Purchaser acknowledges and agrees that, pursuant to Company’s Amended and Restated Certificate of Incorporation, dated as of March 8, 2011 (as it may be amended from time to time, the “Certificate”) and the Amended and Restated Investment Advisory and Management Agreement between the Company and TSL Advisers, LLC (the “Adviser”), dated as of December 12, 2011 (the “Advisory Agreement”), the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Certificate and the Advisory Agreement. Accordingly, the Purchaser acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Purchaser, and that the Purchaser is not acquiring any Shares in reliance upon, or with the expectation of, any such advice.

(k) The Purchaser has reviewed the Company’s Private Placement Memorandum (as it may be amended or supplemented from time to time, the “Memorandum”), the Registration Statement, and periodic reports, current reports, proxy statements and other information of the Company filed on the SEC website (as amended or supplemented, as the case may be, and together with filings made subsequent to the date of this Agreement, the “SEC Reports”) and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Memorandum, the Registration Statement and the SEC Reports. The Purchaser was offered the Shares through private negotiations, not through any general solicitation or general advertising, and did not become aware of the private placement contemplated hereby from general solicitation, general advertising or the Registration Statement. Other than as set forth herein and in the Memorandum, the Registration Statement and the SEC Reports, the Purchaser is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company.

(l) The Purchaser has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company and its subsidiaries, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company and its subsidiaries as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(m) No representations or warranties have been made to the Purchaser with respect to this investment, the Adviser or the Company and its subsidiaries other than the representations of the Company and the Adviser set forth herein and the Purchaser has not relied upon any representation or warranty not provided herein in making this purchase.

(n) If all or part of the funds that the Purchaser is using or will use to fund its purchase of the Shares are assets of an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or a plan described in Section 4975(e)(1) of the Code, or an entity whose underlying assets include plan assets for purposes of ERISA or the Code by reason of a plan’s investment in the entity:

(i) the funds so constituting plan assets have been identified in writing to the Company;

(ii) the Purchaser’s proposed purchase of the Shares is permissible under the documents governing the investment of such plan assets;

(iii) in making the proposed purchase of the Shares, the Purchaser is aware of and has taken into consideration the diversification requirements of Section 404(a)(1) of ERISA or other applicable law, if any, and the decision to invest plan assets in the Company is consistent with such provisions; and

(iv) the Purchaser has concluded that the proposed purchase of the Shares is consistent with applicable fiduciary responsibilities under ERISA and other applicable law, if any.

(o) If the investment in the Shares is being made on behalf of a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(p) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the operational documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(q) If the Purchaser is not a “United States Person,” as defined below, the Purchaser has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(r) The Purchaser understands that the Company has elected to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Purchaser is required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Purchaser is unable or refuses to provide such information directly to the Company, the Purchaser understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.

(s) The Purchaser agrees to cooperate with the Company with respect to certain matters under the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”), and any successor or similar provision or any intergovernmental agreement related to FATCA as may be required to avoid any withholding tax liability, including providing the Company with any forms or other information regarding the direct or indirect beneficial owners of the Purchaser or providing certification to the Company that such Purchaser is a “foreign financial institution”, as that term is defined under FATCA, that has entered into an agreement with the Internal Revenue Service (“IRS”) to comply with reporting, verification, due diligence and other requirements.

(t) Notwithstanding any other provision of this Agreement, the Purchaser covenants that it will not Transfer all or any part of the Shares (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), as amended, or any similar U.S. federal, state or foreign law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by an OFAC Party (as defined below).

(u) None of (i) the Purchaser, (ii) any person controlling or controlled by the Purchaser, (iii) if the Purchaser is a privately held entity, to the best knowledge of the Purchaser, any person having a beneficial interest in the Purchaser, (iv) if the Purchaser will not be the sole beneficial owner of the Shares, to the best knowledge of the Purchaser, any person having a beneficial interest in the Shares or (v) to the best knowledge of the Purchaser, any person for whom the Purchaser is acting as agent, trustee, representative, intermediary or nominee or in any similar capacity in connection with this investment, is:

(A) a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or an entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC (any such country, territory, entity or individual, an “OFAC Party”);1

(B) a country, territory or entity that (1) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”),2 of which the United States is a member; (2) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Treasury Department;3 or (3) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction; or

(C) a senior foreign political figure4 or any immediate family5 or close associate6 of a senior foreign political figure.

[1]	See http://www.treas.gov/ofac.
[2]	See http://www.fatf-gafi.org.
[3]	See http://www.fincen.gov. See http://www.fincen.gov.
[4]	A “senior foreign political figure” is a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[5]	“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.
[6]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or actually known by the Purchaser) to maintain an unusually close personal or professional relationship with the senior foreign political figure.

(v) If the Purchaser is a non-U.S. banking institution (a “Non-U.S. Bank”) or is making this investment directly or indirectly on behalf of or for the benefit of a Non-U.S. Bank, such Non-U.S. Bank (i) maintains a place of business at a fixed address, other than solely a post office box or an electronic address, in a country where the Non-U.S. Bank is authorized to conduct banking activities; (ii) at such location, employs one or more individuals on a full-time basis and maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Non-U.S. Bank.

(w) To the best of the Purchaser’s knowledge, no part of the Purchaser’s purchase funds represents property in which an OFAC Party has an interest or was derived from unlawful activities.

(x) The Purchaser acknowledges that the Company or the Adviser may require further identification of the Purchaser and its beneficial owners in order to comply with applicable Anti-Money Laundering Laws or OFAC requirements and agrees that the Company and the Adviser will be held harmless and be indemnified against any loss arising as a result of a failure to process the purchase if such information that has been required by the Company or the Adviser has not been provided by the Purchaser in a timely manner.

(y) The Purchaser understands and agrees that the Company may be obligated to “freeze” the Purchaser’s Shares, either by prohibiting additional contributions and/or declining any Transfer or withdrawal requests with respect to such Shares, in compliance with governmental regulations. The Company will give reasonable prior written notice to the Purchaser where practicable in the event that such “freeze” is necessary.

(z) The Purchaser authorizes and consents to the Company or the Adviser, on behalf of the Company, releasing information about the Purchaser and, if applicable, any person with a beneficial interest in the Purchaser’s Shares, to appropriate governmental authorities or third parties if the Company or the Adviser, in their reasonable discretion, determine that it is in the best interests of the Company in light of applicable Anti-Money Laundering Laws or OFAC requirements.

(aa) If the Purchaser is a fund of funds or other entity investing on behalf of third parties, (A) the Purchaser is in compliance in all material respects with all applicable Anti-Money Laundering Laws and, if applicable, regulations administered by OFAC, and (B) the Purchaser has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners and/or underlying investors and their sources of funds and to confirm that no beneficial owner and/or underlying investor is a party with whom a U.S. person is prohibited from dealing under regulations administered by OFAC.

(bb) The execution, delivery and performance of this Agreement by the Purchaser do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Purchaser is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Purchaser, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Purchaser is subject. The Purchaser has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

(cc) None of the information concerning the Purchaser nor any statement, certification, representation or warranty made by the Purchaser in this Agreement or in any document required to be provided under this Agreement (including, without limitation, the Purchaser Suitability Questionnaire and any forms W-9, W-8BEN, W-8EXP and W-8IMY) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(dd) The Purchaser agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the Closing and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Purchaser agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Purchaser contained in this Article II or any information provided by the Purchaser herein or in any document required to be provided under this Agreement (including, without limitation, the Purchaser Suitability Questionnaire and any forms W-9, W-8BEN, W-8EXP and W-8IMY) ceases to be true at any time following the date hereof.

(ee) The Purchaser agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Purchaser’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject.

SECTION 2.02. Purchaser Awareness. The Purchaser acknowledges that the Purchaser is aware and understands that:

(a) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the SEC or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction.

(b) There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Memorandum, the Registration Statement and the SEC Reports.

(c) There are substantial restrictions on the transferability of Shares under the Certificate, the Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there currently is no established market for the Shares and it is possible that no public market for the Shares will develop following the IPO; (ii) the Shares are not currently, and Purchaser has no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Purchaser may have to hold the Shares herein purchased and bear the economic risk of this investment indefinitely, and it may not be possible for the Purchaser to liquidate its investment in the Company.

(d) With respect to the tax and other legal consequences of an investment in the Shares, the Purchaser is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters contained in the Memorandum.

(e) Cleary Gottlieb Steen & Hamilton LLP and Sutherland Asbill & Brennan LLP act as U.S. counsel to the Company, the Adviser and their affiliates and Morris, Nichols, Arsht & Tunnell LLP acts as special Delaware counsel to the Company, the Adviser and their affiliates. In connection with this offering of Shares and other advice to such persons, Cleary Gottlieb Steen & Hamilton LLP, Sutherland Asbill & Brennan LLP and Morris, Nichols, Arsht & Tunnell LLP have not, do not and will not represent the Purchaser or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Purchaser or any other investors in the Company. In the absence of such an agreement, such counsel owes no duties to the Purchaser or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Purchaser or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.

ARTICLE III

SECTION 3.01. Company Representations. The Company represents to the Purchaser as follows:

(a) The Company is empowered, authorized and qualified to enter into this Agreement, and the person signing this Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b) The execution and delivery of this Agreement by the Company and the performance of its duties and obligations hereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval, except as have already been or will be made or obtained, under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c) The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Advisory Agreement.

(d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Advisory Agreement and the Administration Agreement.

(e) The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly authorized and, when issued and delivered to the Purchaser against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable.

ARTICLE IV

The Adviser represents and covenants to the Purchaser as follows:

SECTION 4.01. Compliance with Law. The Adviser hereby confirms that it shall, in the course of managing the business and affairs of the Company pursuant to the Advisory Agreement, endeavor to comply with all laws, the noncompliance of which would have a material adverse effect on the Company.

SECTION 4.02. No Proceedings. The Adviser hereby represents and warrants that, to the best of its knowledge, having inquired of the Principals and other senior officers of the Adviser (i) there are no actions, proceedings or investigations pending before any court or governmental authority, including, without limitation, the SEC or any state securities regulatory authority, against the Company, the Adviser or Principals that claim or allege violation of any federal or state securities law, rule or regulation, and (ii) during the five years prior to the date hereof, none of the Principals has been found liable for, nor settled, any such violation in any such action, proceeding or investigation. “Principals” means Joshua Easterly and Alan Waxman.

SECTION 4.03. Anti-Money Laundering. The Adviser hereby confirms that it will use its reasonable best efforts to avoid any investment in the Company by, and to cause the

Company to avoid transactions (a) in violation of any relevant anti-money laundering legislation, rule, regulation or order administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations, in each case as amended from time to time, or (b) with: (i) any person appearing on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury; (ii) any other person with whom a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, in each case as amended from time to time; (iii) any person known by the Adviser (after reasonable inquiry) to be controlled by any person described in the foregoing items (i) or (ii); or (iv) any person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country such that transactions with such person would be prohibited as described in the foregoing item (ii). For purposes of the foregoing, the Adviser’s reliance on a representation or warranty made by a counterparty at or prior to the time of a Company investment or transaction will constitute reasonable inquiry. The Adviser also agrees that it will not cause the Company to make any payment to any person in violation of the U.S. Foreign Corrupt Practices Act (as amended from time to time), or any other applicable anti-money laundering statute or regulation. The Adviser hereby confirms that the term “person” includes governments, territories and other political entities.

ARTICLE V

SECTION 5.01. Purchaser’s Conditions to Closing. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

(a) (i) The representations and warranties made by the Company in Article III and the Adviser in Article IV hereof will be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for those representations and warranties that speak as of a specific date, which will be true and correct as of such specified date).

(b) The Company will have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(c) The Company will complete a Qualified Public Offering concurrently with the Closing at a public offering price of $17.00 or less per Share.

ARTICLE VI

SECTION 6.01. Company’s Conditions to Closing. The obligation of the Company to effect the Closing under this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions:

(a) The representations and warranties made by the Purchaser in Article II will be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for those representations and warranties that speak as of a specific date, which will be true and correct as of such specified date).

(b) The Purchaser will have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing

(c) The Purchaser will have delivered to the Company the Purchase Price for the Shares in accordance with the provisions of Section 1.02.

(d) The offer and sale of the Shares to the Purchaser will not (x) violate the 1933 Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such offer or sale, (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

(e) The Company will complete a Qualified Public Offering concurrently with the Closing at a public offering price of $17.00 or less per Share.

(f) No consent, approval, authorization, order, license, registration or qualification (an “Approval”) of or with any court or arbitrator or governmental or regulatory or stock exchange authority (“Regulatory Authority”) is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except as have been made or obtained, and no Regulatory Authority has objected to the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement.

ARTICLE VII

SECTION 7.01. Indemnity. Each of the Company and the Purchaser agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and each other person, if any, who controls the other (within the meaning of Section 15 of the 1933 Act) against any and all direct losses, liabilities, claims, damages, and expenses whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by the Company or the Purchaser, as the case may be, to comply with any representation, warranty, covenant, or agreement made by it herein.

SECTION 7.02. Acceptance or Rejection. (a) This subscription is irrevocable by the Purchaser. At any time before five (5) business days prior to the date of the Closing, the Company shall have the right to determine the Allocation Amount (in the manner set forth in Section 1.01(b) of this Agreement), or reject this subscription, in its sole discretion for any reason whatsoever.

(b) In the event of rejection of this subscription, the Company promptly thereupon shall return to the Purchaser the copies of this Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and, subject to the survival provisions of Section 7.15 herein, this Agreement shall have no further force or effect thereafter.

SECTION 7.03. Modification. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.

SECTION 7.04. Revocability. This Agreement may not be withdrawn or revoked by the Purchaser in whole or in part without the consent of the Company.

SECTION 7.05. Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to:

TPG Specialty Lending, Inc.

c/o David Stiepleman

345 California Street

Suite 3300

San Francisco, CA 94104

Tel: (415) 486-5962

Fax: (415) 743-1501

Email: dstiepleman@tpg.com

and, if to the Purchaser, to the address set forth in the Purchaser Suitability Questionnaire.

The Company or the Purchaser may change its contact information by giving notice to the other in the manner described herein.

SECTION 7.06. Counterparts. This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

SECTION 7.07. Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Purchaser is more than one person, the obligation of the Purchaser will be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

SECTION 7.08. Assignability. This Agreement is not transferable or assignable by the Purchaser. Any purported assignment of this Agreement will be null and void.

SECTION 7.09. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 7.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

SECTION 7.11. Jurisdiction; Venue.

(a) Except as otherwise agreed by the Company in writing with the Purchaser, any action or proceeding relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.

(b) Except as otherwise agreed by the Company in writing with the Purchaser, the parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or of the United States for the District of Delaware, and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

SECTION 7.12. Confidentiality. The Purchaser acknowledges that the Memorandum and other information relating to the Company has been submitted to the Purchaser on a confidential basis for use solely in connection with the Purchaser’s consideration of the purchase of Shares. The Purchaser agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Purchaser will not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Purchaser who is involved in its investments, or partner (general or limited) or affiliate of the Purchaser (it being understood and agreed that if the Purchaser is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company to its limited partners if the Purchaser has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 7.12), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Purchaser or any person to whom the Purchaser has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Purchaser further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefor. The Purchaser acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

SECTION 7.13. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement or to show the ability to carry out the intent and purposes of this Agreement.

SECTION 7.14. No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Agreement.

SECTION 7.15. Survival. The representations, warranties, acknowledgments and covenants in Sections 2.01, 2.02 and 3.01 and the provisions of Sections 7.01, 7.10, 7.11, 7.12, 7.13, 7.14 and 7.15 shall, in the event this purchase is accepted or in the event of a termination pursuant to Section 1.01(c), survive such acceptance and the dissolution of the Company.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the Purchaser, intending to be legally bound, has executed this Agreement as of the date first written above.

SUBSCRIPTION AMOUNT: $

LEGAL NAME OF PURCHASER

By:

Name:
Title:

Agreed and accepted as of the date first set forth above:

TPG SPECIALTY LENDING, INC.

By:

Name:
Title:

Solely for the purposes of Article IV of this Agreement:

TSL ADVISERS, LLC

By:

Name:
Title:

HIGHLY CONFIDENTIAL

Appendix A:

TPG Specialty Lending, Inc.

Purchaser Suitability Questionnaire

Purchaser Suitability Questionnaire

I.	Total Proposed Dollar Amount of Shares Purchased	$

II.	General Information

(A)	Purchaser’s Legal Name, Address and Tax Identification Number:

Name

Street

		City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

(B)	Purchaser’s Address for Notices if Different from Address Above:

Name

Street

		City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

(C)	Purchaser’s Principal Business Contact:

Name

Street

		City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

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(D)	Purchaser’s Principal Legal Contact:

Name

Street

		City	State	Zip Code

Country

Telephone Number

Facsimile Number

Email Address

(E)	Purchaser’s Wiring Instructions:		U.S. Bank Accounts

☐	Please check here if these wiring instructions differ from those you or your affiliates have previously provided to TSL Advisers, LLC for TPG partnership(s) in which you are currently invested (if any).

Name of Purchaser’s Bank

Fed Wire ABA Number

For Credit To (Brokerage or Trust Accounts Only)

Purchaser’s Account Name

Purchaser’s Account Number

Non-U.S. Bank Accounts

Name of U.S. Correspondent Bank

Fed Wire ABA Number

Name of Foreign Bank

Address of Foreign Bank

SWIFT Code

For Credit To (Brokerage or Trust Accounts Only)

Purchaser’s Account Name

Purchaser’s Account Number

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III.	Type of Ownership

(A)	Please check all that apply:

	☐	Individual

	☐	Trust (If YES, please complete Section III(C) below)

	☐	Corporation

	☐	Partnership

	☐	Limited Liability Company

	☐	Fund of Funds

	☐	Governmental Entity

	☐	Foundation

	☐	Endowment

	☐	Registered investment company under the 1940 Act

	☐	Business Development Company (“BDC”) under the 1940 Act

	☐	Entity relying on the exception from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the 1940 Act

	☐	Other. Please specify:

(B)	Are you purchasing Shares with one or more co-owners?		☐ YES ☐ NO

If YES, please indicate after your names in Section II if you will hold as joint tenants with rights of survivorship, tenants by the entirety or tenants in common. NOTE: If any co-owner is not a purchaser’s spouse, each co-owner must complete a separate Purchaser Suitability Questionnaire.

(C)	If the purchaser is a trust, please complete (C)(1) and (C)(2) below:

	(1)	Is the purchaser a revocable trust?	☐ YES ☐ NO

If YES, each grantor of the revocable trust must complete and execute a Private Placement Agreement as if the grantor were purchasing Shares. In the event that the grantor revokes the trust, such grantor shall also thereafter be liable for all obligations of the trust as an investor of the Company and such revocation may be deemed to be a transfer of the Shares.

	(2)	Is the purchaser a charitable remainder trust?	☐ YES ☐ NO

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(D)	Is the purchaser a governmental plan (a “Governmental Plan Investor”) as defined in Section 3(32) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?	☐ YES ☐ NO

(E)	Is the purchaser a nominee, custodian or person acting in a similar capacity?[7]	☐ YES ☐ NO

If YES, the purchaser certifies that the full legal name of the Beneficial Owner and its state of residence or jurisdiction of organization is set forth below, and that that this Purchaser Suitability Questionnaire has been completed by the purchaser, on behalf of and at the direction of the Beneficial Owner, as if the Beneficial Owner were the “purchaser” for purposes of this Purchaser Suitability Questionnaire.

Legal Name of Beneficial Owner

State or country of residence or jurisdiction of organization (as applicable)

Except as described below, any purchase of Shares will be solely for the purchaser’s own account or the account of the Beneficial Owner identified above and not for the account of any other person or entity. (Set forth exceptions and give details. Attach additional pages if necessary.)

(F)	Is the purchaser a “U.S. Person”?[8]	☐ YES ☐ NO

(G)	Is the purchaser a BHC Purchaser?[9]	☐ YES ☐ NO

(H)	Is the purchaser subject to the U.S. Freedom of Information Act, or any similar statutory or regulatory disclosure requirement of any state or other jurisdiction?	☐ YES ☐ NO

If YES, please indicate the relevant law(s) to which the purchaser is subject and provide any additional explanatory information in the space below:

[7]	By checking YES, the purchaser certifies that it is acting as a nominee, custodian or in a similar capacity, in each case in which the person (the “Beneficial Owner”) for whom the prospective investor is acting (A) has the sole power to direct the acquisition, disposition and voting of the Shares (i.e., the nominee, custodian or person acting in a similar capacity will acquire, dispose of and vote the Shares solely at the direction of the Beneficial Owner) and (B) will be the sole beneficiary of any and all Shares (whether economic, voting or otherwise) relating to the Shares.
[8]	A “U.S. person” for this purpose generally means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.
[9]	A BHC Purchaser is defined as a purchaser that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

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(I)	Is the purchaser required, by regulation, contract or otherwise, to disclose information concerning the Company to a trading exchange or other market?	☐ YES ☐ NO

If YES, please indicate the relevant requirement(s) to which the purchaser is subject and provide any additional explanatory information in the space below:

IV.	Status as an Accredited Investor

This offering is being made privately by the Company pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the 1933 Act. Shares offered pursuant to the private placement exemption generally are available only to “accredited investors” as defined in Rule 501(a) of Regulation D (“Accredited Investors”). The applicability of such exemption is in part dependent upon your answers to the following questions:

(A)	If the purchaser is an individual, does the purchaser either (i) have an individual net worth[10] or joint net worth with his or her spouse exceeding $1,000,000; or (ii) have an individual income[11] in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year?	☐ YES ☐ NO

(B)	If the purchaser is a corporation, partnership, trust or other entity, the purchaser certifies that it is one of the following (please check all that apply):

	(1) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is and will be capable of evaluating the merits and risks of the prospective investment.	☐ YES ☐ NO

	(2) A partnership, a corporation, a limited liability company or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring an Interest, with total assets in excess of $5,000,000.	☐ YES ☐ NO

[10]	Solely for the purposes of this Section IV, “net worth” means the excess of total assets over total liabilities (excluding the value of the primary residence of the individual).
[11]	Generally, this means “adjusted gross income” as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any portion of such amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depreciation; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

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	(3)	A bank or any savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, whether acting in its individual or fiduciary capacity, or a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”).	☐ YES ☐ NO

	(4)	An insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies.	☐ YES ☐ NO

	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.	☐ YES ☐ NO

	(6)	An employee benefit plan within the meaning of ERISA either (i) that has total assets in excess of $5,000,000, (ii) whose investment decisions are made by a plan fiduciary, as defined under ERISA, which is a bank, savings and loan association, insurance company, or registered investment adviser, or (iii) if the employee benefit plan is a self-directed plan, whose investment decisions are made solely by persons that themselves are Accredited Investors.	☐ YES ☐ NO

	(7)	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring an Interest, with total assets in excess of $5,000,000.	☐ YES ☐ NO

	(8)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.	☐ YES ☐ NO

	(9)	An entity not meeting any description set forth in provisions (1) to (8) above, each of whose equity owners qualify under at least one category in provisions (1) to (8) above, or which can answer “Yes” to Section IV(A) above.	☐ YES ☐ NO

	(10)	An investment company registered under the 1940 Act, a business development company as defined in Section 2(a)(48) of the 1940 Act or a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended.	☐ YES ☐ NO

	(11)	Other (please describe below):	☐ YES ☐ NO

(C)	If the purchaser is a corporation, partnership, trust or other entity, was it formed or recapitalized for the specific purpose of acquiring Shares in the Company?		☐ YES ☐ NO

(D)	(1) Are the purchaser’s shareholders, partners, beneficiaries or members, as the case may be, permitted to opt in or out of particular investments made by the purchaser, or does any such person not participate in investments made by the purchaser pro rata in accordance with its interest in the purchaser?		☐ YES ☐ NO

	(2)	If the purchaser is a plan described in Section IV(B)(6) or IV(B)(8) above, or a “master trust” established for one or more of such plans, are plan beneficiaries allowed to direct the investment of their own accounts?	☐ YES ☐ NO

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NOTE: If the answer to IV(D)(1) or IV(D)(2) above is YES, the purchaser must submit with these purchase materials a complete list of its participants. The Company may require that each participant properly complete and submit to the Company a Purchaser Suitability Questionnaire.

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V.	Status as a Qualified Purchaser and Institutional Investor

The questions set forth below are intended to allow us to determine whether you are a “qualified purchaser,” as defined in the 1940 Act (“Qualified Purchaser”). Your status as a Qualified Purchaser may depend on your answers to the following questions:

(A)	Is the purchaser a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the 1933 Act (a “QIB”), which meets the requirements of Rule 2a51-1(g)[12] of the 1940 Act?	☐ YES ☐ NO

(B)	Is the purchaser an individual who (alone, or together with his or her spouse if investing jointly) owns at least $5,000,000 in Investments[13]?	☐ YES ☐ NO

(C)	Is the purchaser an individual or an entity (acting for its own account or for the accounts of other Qualified Purchasers) that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments?	☐ YES ☐ NO

(D)	Is the purchaser a company (including a corporation, partnership, trust, or other entity) that owns not less than $5,000,000 in Investments and that is owned directly or indirectly by or for two or more individuals who are related as siblings or spouse (including former spouses), direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or a foundation, charitable organization or trust established by or for the benefit of such persons?	☐ YES ☐ NO

(E)	Is the purchaser a trust, not covered by Section V(D) above, with respect to which each trustee or other authorized person making decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a Qualified Purchaser?	☐ YES ☐ NO

(F)	Is the purchaser a company (including a corporation, partnership, trust, or other entity) of which each beneficial owner of the company’s securities is a Qualified Purchaser?	☐ YES ☐ NO

[12]	Rule 2a51-1 of the 1940 Act provides that a QIB, acting for its own account, the account of another QIB, or the account of a Qualified Purchaser, shall be deemed to be a Qualified Purchaser provided that (i) if such QIB is a dealer (described in paragraph (a)(1)(ii) of Rule 144A), such dealer owns and invests on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of the dealer; and (ii) if such QIB is a government plan, an employee benefit plan or a trust that holds the assets of such a plan, investment decisions with respect to the plan are not made by the beneficiaries of the plan.
[13]	As used herein, “Investments” means, subject to certain exceptions, securities, real estate (excluding the purchaser’s primary residence), commodities and cash held for investment purposes. However, a number of rules have been promulgated with respect to these matters that must be consulted before determining the amount of Investments. For example, Rule 2a51-1 of the 1940 Act requires that certain amounts be deducted from gross investments to determine the amount of Investments. Generally, the amount of any outstanding indebtedness incurred to acquire Investments should also be deducted. Other amounts may also be required to be deducted in determining the amount of Investments.

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(G)	Does the purchaser rely on either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act to avoid registration with the SEC as an investment company?	☐ YES ☐ NO
(If YES, proceed to the next question) (If NO, go to Section V(H) below)

	(1) If the purchaser answered YES to the question above, did any of the purchaser’s beneficial owners acquire their interests in the purchaser on or before April 30, 1996?	☐ YES ☐ NO
(If YES, proceed to the next question) (If NO, go to Section V(H) below)

	(2) Have all the beneficial owners of the purchaser’s securities consented (as required under Section 2(a)(51)(C) of the 1940 Act) to the purchaser’s treatment as a Qualified Purchaser?	☐ YES ☐ NO

(H)	What is the approximate percentage of the total assets or the total committed capital of the purchaser (whichever is greater) that will be devoted to making an investment in the Company?

Less than 10%

10% - 20%

20% - 30%

30% - 40%

Greater than 40%

(I)	Is the purchaser an Institutional Account within the meaning of FINRA Rule 4512(c)[14]?	☐ YES ☐ NO

(J)	Is the purchaser capable of independently evaluating the investment risks of this offering?	☐ YES ☐ NO

(K)	Will the purchaser exercise independent judgment in evaluating whether to invest in this offering?	☐ YES ☐ NO

(L)	Is the purchaser an Institutional Investor within the meaning of FINRA Rule 2210(a)(4)[15]?	☐ YES ☐ NO

[14]	An “Institutional Account” means (1) a bank, savings and loan association, insurance company or registered investment company; (2) an investment adviser registered with the SEC or a state securities commission; or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.
[15]	“Institutional investor” means any: (A) person described in FINRA Rule 4512(c), regardless of whether the person has an account with a FINRA member; (B) governmental entity or subdivision thereof; (C) employee benefit plan, or multiple employee benefit plans offered to employees of the same employer, that meet the requirements of Section 403(b) or Section 457 of the Internal Revenue Code and in the aggregate have at least 100 participants, but does not include any participant of such plans; (D) qualified plan, as defined in Section 3(a)(12)(C) of the Exchange Act, or multiple qualified plans offered to employees of the same employer, that in the aggregate have at least 100 participants, but does not include any participant of such plans; (E) FINRA member or registered person of such a member; and (F) person acting solely on behalf of any such institutional investor.

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VI.	Background Information Relating to Certain ERISA Matters

Until such time as the interests in the Company are considered “publicly-offered securities” within the meaning of Section 3(42) of ERISA and certain Department of Labor regulations (the “Plan Asset Provisions”), the Company intends to operate so that less than 25% of the value of all classes of equity that invest in the Company are held by “Benefit Plan Investors” (within the meaning of the Plan Asset Provisions), so that investment by Benefit Plan Investors will not be significant and the assets of the Company will not be considered “plan assets” under ERISA (the “25% Test”). The Company’s ability to meet the requirements of the 25% Test may depend on your answers to the following questions:

(A)	Is the purchaser a “Benefit Plan Investor”?[16]	☐ YES ☐ NO

(If YES, proceed to the next questions) (If NO, go to Section VI(B) below)

	(1) Is the purchaser an employee benefit plan or trust that is subject to the fiduciary provisions of ERISA (this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans, “Multiemployer Plans” and “Taft-Hartley Plans” but does not include U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans)?	☐ YES ☐ NO

	(2) Is the purchaser a U.S. individual retirement account, Keogh Plan and/or other plan subject to Section 4975(e)(1) of the Code?	☐ YES ☐ NO

	(3) Is the purchaser an entity (e.g., a fund of funds) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975(e)(1) of the Code (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above)?	☐ YES ☐ NO

	(If YES, proceed to the next question) (If NO, go to Section VI(B) below)	☐ YES ☐ NO

	(a) If the purchaser is an entity whose underlying assets include “plan assets,” indicate that the percentage of such assets that constitute “plan assets” within the meaning of ERISA or the Code is not more than (please check an applicable box):	☐ YES ☐ NO

☐ 10%16	☐ 20%16	☐ 30%	☐ 40%	☐ 50%
☐ 60%	☐ 70%	☐ 80%	☐ 90%	☐ 100%

(B)	Is the purchaser an insurance company?	☐ YES ☐ NO

(If YES, go to the next question) (If NO, go to Section VI(C) below)

	(1) Is the purchaser an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company?	☐ YES ☐ NO

[16]	A “Benefit Plan Investor” is (i) any plan subject to part 4 of Title I of ERISA (e.g., U.S. corporate plans), (ii) any plan subject to Section 4975 of the Code (e.g., IRAs) and (iii) any investment fund whose underlying assets include “plan assets” (generally because plans (described in (i) or (ii)) own 25% or more of a class of the investment fund’s equity interests). Any entity that is a Benefit Plan Investor by virtue of (iii) above should check VI(A)(3).

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(If YES, go to the next question) (If NO, go to Section VI(C) below)

(a) Do the underlying assets of the purchaser’s general account constitute “plan assets” within the meaning of Section 401(c) of ERISA?	☐ YES ☐ NO

(If YES, go to the next question) (If NO, go to Section VI(C) below)

(i) Indicate that the percentage of the underlying assets of the purchaser’s general account deemed to be “plan assets” within the meaning of Section 401(c) of ERISA is not more than (please check an applicable box):	☐ YES ☐ NO

☐ 10%	☐ 20%[17]	☐ 30%	☐ 40%	☐ 50%
☐ 60%	☐ 70%	☐ 80%	☐ 90%	☐ 100%

(C)	Is the purchaser either (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is not subject to Title I of ERISA or Section 4975 of the Code or (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, proceed to Section VII below)

(1) Is the purchaser in compliance with all rules and regulations that constitute the body of law by which it is governed?

VII.	Background Information Relating to Certain Tax Matters

(A)	Social Security (for individuals) or Tax Identification Number (for entities, trustees and custodians (including for Individual Retirement Accounts)):

(B)	Please indicate whether the purchaser, for income tax purposes, files now or has ever filed a tax or information return, as:

	(1) A partnership;	☐ YES ☐ NO

	(2) A “grantor” trust; or	☐ YES ☐ NO

	(3) An “S corporation” under Sections 1361-1379 of the Code (if the purchaser is a U.S. corporation)	☐ YES ☐ NO

(C)	Does the purchaser have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?	☐ YES ☐ NO

(If YES, proceed to the next question) (If NO, go to Section VII(E) below)

	(1) Has the purchaser elected, or is it deemed, to be an entity that is disregarded from its owner for U.S. federal income tax purposes?	☐ YES ☐ NO

[17]	Applicable to entities with multiple classes, one of which exceeds the 25% threshold for Benefit Plan Investors.

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(D)	Is the purchaser (i) an individual, (ii) an entity treated as an individual (including, without limitation, an organization described in Sections 401(a), 501(c)(17) or 509(a) of the Code) for purposes of Section 542(a)(2) of the Code, or (iii) an entity disregarded from its owner for U.S. federal income tax purposes whose owner is an individual or an entity treated as an individual for purposes of Section 542(a)(2) of the Code?	☐ YES ☐ NO

VIII.	Tax Status of Non-U.S. Investors

The following questions are relevant to proposed purchasers that are (or are acting for) a Beneficial Owner that is a non-U.S. person.

(A)	Do you qualify as an integral part or a controlled entity of a foreign government for purposes of section 892 of the Code (for example, certain sovereign wealth funds)?	☐ YES ☐ NO

If YES, please furnish an executed copy of form W-8EXP.

(B)	Do you qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO

If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN.

Applicable Treaty:

(C)	Do you qualify for a reduced rate of withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO

If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN.

Applicable Treaty:

(D)	Is the purchaser fiscally transparent in its jurisdiction of organization within the meaning of Section 894 of the Code and related Treasury Regulations, with respect to any items of income?	☐ YES ☐ NO

	(1) If YES, will the items of income received by the purchaser from the Company be treated as derived by a resident of an applicable treaty jurisdiction, within the meaning of Section 894 of the Code and related Treasury Regulations?	☐ YES ☐ NO

(E)	(E) Is the purchaser a foreign financial institution within the meaning of Section 1471(d)(4) of the Code?

(1) If YES, does the purchaser have any United States accounts within the meaning of Section 1471(d)(4) of the Code?

(2) If NO, does the purchaser or a beneficial owner of the Interest that is a non-U.S. person have any substantial United States owners within the meaning of Section 1473(2) of the Code?

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IX.	Anti-Money Laundering

(A)	Name of the bank from which your payments to the Company will be wired (the “Wiring Bank”):

(B)	Is the Wiring Bank located in the United States or another “FATF Country[18]”?	☐ YES ☐ NO

(C)	Are you a customer of the Wiring Bank?	☐ YES ☐ NO

NOTE: If the answer to IX(B) or IX(C) above is NO, please contact the Company immediately for a list of additional documentation that must be provided to the Company.

X.	Purchaser Status Elections

In each case below, specify whether the purchaser is claiming the indicated status.

	Benefit Plan Investor (NOTE: must also check YES to VI(A) above)	☐

	Governmental Plan Investor (NOTE: must also check YES to III(D) above)	☐

XI.	Supplemental Data for Entities

If the purchaser is not a natural person, please furnish the following supplemental data:

(A)	Jurisdiction of organization:

(B)	Location of principal place of business:

(C)	Briefly describe the purchaser’s primary business:

(D)	Is the purchaser a wholly-owned or majority-owned subsidiary of another entity?

(E)	Is the direct parent of the purchaser a wholly-owned or majority-owned subsidiary of another entity?

(F)	In what countries is the purchaser generally resident for tax purposes?

[18]	See http://www.fatf-gafi.org for a current list of FATF member countries.

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